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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF MORRISON & FOERSTER LLP]

                               November __, 1999


Net2Phone, Inc.
171 Main Street
Hackensack, New Jersey 07601

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form
S-1 filed by Net2Phone Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on November 4, 1999 (Registration No. 333-90317), and the amendments thereto (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 7,245,000 shares of the Company's common stock, par value $0.01 per share (the "Stock"), including authorized but unissued shares being offered by the Company, presently issued and outstanding shares being offered by certain selling shareholders (the "Selling Shareholders"), and the underwriters' over-allotment option. The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

     As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of shares of the Stock. We have also examined the proceedings taken by the Company in connection with the sale of shares of Stock by the Selling Shareholders.

     We are of the opinion that (a) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (b) the shares of Stock to be sold by the Selling Shareholders are legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                        Very truly yours,

                                        /s/ Morrison & Foerster LLP